EXHIBIT 16.2

Accountants and Management Consultants
Grant Thornton LLP
The US Member Firm of Grant Thornton International

Grant Thornton


June 20, 2001

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:     Royal Financial Corporation
        File No. 333-75791

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Client Company dated June 19, 2001.
We agree with the statements contained in the first and second paragraphs therein. We have no basis to agree or disagree with the statements contained in the third paragraph.

Very truly yours,

 /s/
Grant Thornton LLP


Suite 500
1717 Main Street
Dallas, TX  95201
Tel:  214 561-2300